SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act 1934




Date of Report:  June 5, 1996



                           U.S. DIAGNOSTIC LABS INC.
- ------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


                                   DELAWARE
- ------------------------------------------------------------------------------
                (State of other jurisdiction of incorporation)


         1-13392                                        11-3146389
- ------------------------------------------------------------------------------
 (Commission File Number)                    (IRS Employer Identification No.)


777 South Flagler Drive, Suite 1006,
West Tower, West Palm Beach, Florida                       33401
- ------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone no. including area code:  (407) 832-0006

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


Attached hereto are the audited financial statements of U.S Imaging Inc. and Subsidiaries and L.E. Richey & Associates as of December 31, 1995 and for the year ended December 31, 1995.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            U.S. DIAGNOSTIC LABS INC.



                                            /s/ Jeffrey A. Goffman
                                            -----------------------------
                                            Jeffrey A. Goffman, Chairman

Dated: August 15, 1996


                                     -3-






                         INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of U.S. Diagnostic Labs Inc.



                  We have audited the accompanying combined balance sheet of U.S. Imaging, Inc. and Subsidiaries and L.E. Richey & Associates as of December 31, 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of U.S. Imaging, Inc. and Subsidiaries and L.E. Richey & Associates as of December 31, 1995, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.







                                          MOORE STEPHENS, P.C.
                                      Certified Public Accountants.


Cranford, New Jersey
June 6, 1996

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
- --------------------------------------------------------------------------------


COMBINED BALANCE SHEET AS OF DECEMBER 31, 1995.
- --------------------------------------------------------------------------------



ASSETS:
CURRENT ASSETS:
   Cash and Cash Equivalents                                    $       238,486
   Accounts Receivable [Net of Estimated
     Uncollectibles of $2,865,189]                                    5,349,824
   Prepaid Expenses                                                     191,570
                                                                ---------------

   TOTAL CURRENT ASSETS                                               5,779,880

PROPERTY AND EQUIPMENT - NET                                          5,498,077

INTANGIBLES                                                             141,821

OTHER ASSETS                                                            157,128
                                                                ---------------

   TOTAL ASSETS                                                 $    11,576,906
                                                                ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts Payable                                             $       309,331
   Accrued Expenses                                                     664,538
   Demand Notes payable                                                 264,505
   Current Portion of Long-Term Debt                                    861,877
   Current Portion of Capital Lease Obligations                         757,135
                                                                ---------------

   TOTAL CURRENT LIABILITIES                                          2,857,386
                                                                ---------------

LONG-TERM LIABILITIES:
   Long-Term Debt - Net of Current Portion                              686,195
   Obligation Under Capital Leases - Net of Current Portion           2,240,301
   Deferred Income Taxes                                              1,787,632
                                                                ---------------

   TOTAL LONG-TERM LIABILITIES                                        4,714,128
                                                                ---------------

   TOTAL LIABILITIES                                                  7,571,514
                                                                ---------------

STOCKHOLDERS' EQUITY:
   Common Stock, .01 Par Value, 5,615 Shares Authorized,
     Issued and Outstanding                                                  56

   Additional Paid-in Capital                                         2,875,952

   Retained Earnings                                                  1,129,384
                                                                ---------------

   TOTAL STOCKHOLDERS' EQUITY                                         4,005,392
                                                                ---------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $    11,576,906
                                                                ===============


See Notes to Combined Financial Statements.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
- --------------------------------------------------------------------------------


COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995.
- --------------------------------------------------------------------------------





REVENUE - [NET OF ALLOWANCES]                                   $    10,583,089
                                                                ---------------

OPERATING EXPENSES:
   General and Administrative                                         5,853,762
   Depreciation and Amortization                                      1,119,402
                                                                ---------------

   TOTAL OPERATING EXPENSES                                           6,973,164
                                                                ---------------

   INCOME FROM OPERATIONS                                             3,609,925
                                                                ---------------

OTHER INCOME [EXPENSE]:
   Interest [Expense]                                                  (528,076)
   Other Income [Expense]                                                16,069
                                                                ---------------

   TOTAL OTHER [EXPENSE]                                               (512,007)
                                                                ---------------

   INCOME BEFORE PROVISION FOR INCOME TAXES                           3,097,918

PROVISION FOR INCOME TAXES                                            1,074,309
                                                                ---------------

   NET INCOME                                                   $     2,023,609
                                                                ===============



See Notes to Combined Financial Statements.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
- --------------------------------------------------------------------------------


COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
- --------------------------------------------------------------------------------




STOCKHOLDERS' EQUITY - DECEMBER 31, 1994                         $     1,981,783

  Net Income                                                           2,023,609
                                                                ---------------

  STOCKHOLDERS' EQUITY - DECEMBER 31, 1995                       $     4,005,392
                                                                 ===============






See Notes to Combined Financial Statements.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
- --------------------------------------------------------------------------------


COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1995.
- --------------------------------------------------------------------------------




OPERATING ACTIVITIES:
   Net Income                                                   $     2,023,609
                                                                ---------------
   Adjustments to Reconcile Net Income to Net
     Cash Provided [Used] by Operating Activities:
     Depreciation and Amortization Expense                            1,119,402
     Loss [Gain] on Disposal of Medical Equipment
     Provision for Income Taxes                                         914,309

   Changes in Assets and Liabilities:
     [Increase] Decrease in:
       Accounts Receivable                                           (3,012,583)
       Other Assets                                                    (255,743)
       Intangible Assets                                                 (3,035)

     Increase [Decrease] in:
       Accounts Payable                                                (288,921)
       Accrued Expenses                                                 599,643
       Deferred Income Taxes                                           (367,754)
                                                                ---------------

     Total Adjustments                                               (1,294,682)
                                                                ---------------

   NET CASH - OPERATING ACTIVITIES                                      728,927
                                                                ---------------

INVESTING ACTIVITIES:
   Investments in Subsidiaries                                          737,706
   Equipment Purchases                                                 (104,951)
                                                                ---------------

   NET CASH - INVESTING ACTIVITIES                                      632,755
                                                                ---------------

FINANCING ACTIVITIES:
   Repayments of Long-Term Debt and Capital Leases                   (1,357,253)
                                                                ---------------

   NET INCREASE IN CASH AND CASH EQUIVALENTS                              4,429

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                           234,057
                                                                ---------------

   CASH AND CASH EQUIVALENTS - END OF YEAR                      $       238,468
                                                                ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Interest                                                   $       431,116
     Taxes                                                      $       176,285


See Notes to Combined Financial Statements.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------



[1] DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION

DESCRIPTION OF THE COMPANY - U.S. Imaging, Inc. and Subsidiaries is engaged in the ownership of medical service facilities. These facilities are located in the Houston and San Antonio, Texas area and provide a variety of medical diagnostic testing and evaluation services and procedures, including magnetic resonance imaging and computerized tomography scanning.

L.E. Richey & Associates is comprised of radiologists who provide professional medical services for U.S. Imaging, Inc. and Subsidiaries and other third party medical facilities in the Houston, Texas area.

COMBINATION POLICY - The accompanying combined financial statements include the accounts of U.S. Imaging, Inc. and Subsidiaries and L.E. Richey & Associates [the "Company"]. Intercompany transactions and balances have been eliminated in the combined financial statements. Listed below are each of the subsidiaries included in the consolidated financial statements of U.S. Imaging, Inc. and Subsidiaries:

East Side Imaging, Inc.
Fort Bend Imaging, Inc.
Fannin Street Imaging, Inc.
Hamilton-Wolfe Imaging, Inc.
Steeplechase Diagnostic, Inc.
Village Drive Imaging, Inc.
Gulf Coast Imaging Services, Inc.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The carrying amount of cash and cash equivalents approximates their fair value.

PROPERTY AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets or the remaining lease term. The equipment used by the Company is technologically sophisticated and subject to accelerated obsolescence in the event of significant technological change.

NET PATIENT SERVICE REVENUE - Net revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered including estimated prospectively determined adjustments under reimbursement agreements with third-party payors. These adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. It is management's policy not to require collateral as a condition for service.

For the year ended December 31, 1995, contractual adjustments amounted to approximately $5,842,000.

INTANGIBLE ASSETS - The cost of intangible assets are amortized on a straight-line basis over the period the Company expects to receive benefits as follows:

                                                                  Years
                                                                  -----

Goodwill                                                           15
Organizational Costs                                                5

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #2
- --------------------------------------------------------------------------------


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

[3] FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of these financial statements, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, and short-term debt, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The fair value of long-term debt approximates its carrying value.

[4] PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of December 31, 1995:
                                                                    Estimated
                                                                    ---------
                                                                    Useful Life
                                                                    -----------

Equipment Under Capital Leases           $     3,675,821            5-7 Years
Medical Equipment                              3,794,456            5-7 Years
Leasehold Improvements                           396,347              5 Years
Office Equipment                                 166,265              5 Years
Furniture and Fixtures                            69,628            5-7 Years
Automobiles                                       26,378              5 Years
                                         ---------------

Total                                          8,128,895
Less:  Accumulated Depreciation                2,630,818
                                         ---------------
   NET                                   $     5,498,077
   ---                                   ===============

Depreciation expense amounted to $1,102,083 for the year ended December 31, 1995 of which $452,890 was attributed to equipment under capital leases.

[5] INTANGIBLE ASSETS

Intangible assets are included in other assets on the balance sheet and consist of the following at December 31, 1995:
                                          Accumulated
                                          -----------
                             Cost         Amortization            Net
                             ----         ------------            ---

Goodwill               $        104,895  $         2,914  $        101,981
Organizational Costs             63,814           23,974            39,840
                       ----------------  ---------------  ----------------

   TOTALS              $        168,709  $        26,888  $        141,821
   ------              ================  ===============  ================

Amortization expense amounted to $17,319 for the year ended December 31, 1995.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #3
- --------------------------------------------------------------------------------




[6] LONG-TERM DEBT

Long-term debt at December 31, 1995 consists of the following:

Unsecured Notes Payable to former limited partners, 8% interest,
  due in 20 quarterly installments of $74,009.                                            $        839,876

Unsecured Notes Payable to former limited partners, 8% interest,
  due in 20 quarterly installments of $8,696.                                                      118,078

Note payable to financial institution, 1.5% above prime rate, due in 36 monthly installments of $38,472.  Secured by accounts
  receivable, equipment, and supplies.                                                             461,667

Unsecured Notes Payable, non-interest bearing, due in 7 monthly
  installments of $10,000.                                                                          70,000

Note payable to financial institution, 1.5% interest above prime rate, due in 36 monthly installments of $4,167.  Secured by
  accounts receivable, equipment and supplies.                                                      45,833

Note payable to financial institution, 10% interest, due in 24
  monthly installments of $353.                                                                      3,367

Note payable to financial institution, 10% interest, due in 24 monthly
  installments of $2,717.                                                                            9,251
                                                                                          ----------------

Total                                                                                            1,548,072
Less: Current Portion                                                                             (861,877)
                                                                                          ----------------
  TOTAL                                                                                   $        686,195
  -----                                                                                   ================

Principal payments on long-term debt are as follows:

1996                                                                                      $        861,877
1997                                                                                               278,320
1998                                                                                               305,798
1999                                                                                               102,077
2000                                                                                                    --
Thereafter                                                                                              --
                                                                                          ----------------

   TOTAL                                                                                  $      1,548,072
   -----                                                                                  ================


[7] DEMAND NOTE PAYABLE - BANK

Due on Demand note payable, variable interest rate of 1.5% over prime, collaterized by accounts receivable. The prime interest rate at December 31, 1995 was 8.0%. The principle balance outstanding as of December 31, 1995 was $150,000.

U.S. Imaging has an operating line of credit with a financial institution in the amount of $130,146, which is secured by equipment and bears interest at 9.5% per annum. The Company has a principal balance outstanding at December 31, 1995 of $114,505.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #4
- --------------------------------------------------------------------------------



[8] CAPITAL LEASES

The Company has entered into various leases for equipment originating in the years ended December 31, 1994 and 1995 with various repayment terms. Based on the provisions of Statement No. 13, issued by the Financial Accounting Standards Board, the leases meet the criteria of capital leases and, accordingly, have been recorded as such. Obligations under capital leases are stated on the balance sheet at the present value of future minimum lease payments discounted at various interest rates. These assets are stated on the balance sheet at their capitalized cost of $3,675,821, depreciation of $665,396 has been recognized to date.

Future minimum lease payments under the capital leases, together with the present value of minimum lease payments subsequent to December 31, 1995, are as follows:

1996                                                            $      1,036,992
1997                                                                   1,033,604
1998                                                                   1,033,548
1999                                                                     473,761
2000                                                                      13,605
                                                                ----------------

Total                                                                  3,591,510
Less:  Amount Representing Interest                                      594,074
                                                                ----------------
   PRESENT VALUE OF FUTURE MINIMUM LEASE PAYMENTS               $      2,997,436
   ----------------------------------------------               ================

[9] COMMITMENTS

The Company has non-cancelable operating leases for use of their facilities. These leases may require payment of various expenses in addition to rent. Certain leases contain renewal options and escalation clauses. The Company recorded an expense of $320,039 related to these leases for the year ended December 31, 1995.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1995 for each of the next five years and in the aggregate are:

December 31,                                                       Amount
- ------------                                                       ------

     1996                                                        $       326,549
     1997                                                                330,310
     1998                                                                291,350
     1999                                                                240,990
     2000                                                                182,690
     Thereafter                                                          174,623
                                                                 ---------------

     TOTAL                                                       $     1,546,511
     -----                                                       ===============

The Company has comprehensive maintenance contracts with its equipment vendors for the magnetic resonance imaging, computerized tomography and other diagnostic medical equipment. The terms of these contracts are between one and five years, but may be canceled by the Company under certain circumstances.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #5
- --------------------------------------------------------------------------------




[10] CONCENTRATION OF CREDIT RISK

The Company's laboratories and imaging centers grant credit without collateral to its patients, most of whom are residents of the laboratories' respective area and are insured under third-party payor agreements. The composition of receivable from third-party payors and patients are as follows:

                                                                  December 31,
                                                                  ------------
                                                                     1 9 9 5
                                                                     -------

HMO/PPO                                                                    19%
Medicare                                                                   21
Blue Cross/Blue Shield                                                     38
Other Third-Party Payors                                                   17
Workers Compensation                                                        5
                                                                      -------

   TOTAL                                                                  100%
   -----                                                              =======

The Company maintains cash balances at several institutions in the Houston area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1995, the Company's uninsured cash balance totaled $78,110.

[11] PENSION PLAN

The Company offers a Pension Plan [the "Plan"] to full-time employees who have completed one year of service and have reached the age of 21. The Plan provides for discretionary Company and employee contributions. The Company's contributions to the Plan during the year ended December 31, 1995 was $5,646.

[12] INCOME TAXES

U.S. Imaging, Inc. has adopted Statement of Financial Accounting Standards No. 109 ["SFAS 109"], "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Since the Company prepares and files its federal and state tax returns using the cash method of accounting, its taxable income is substantially different from its income under generally accepted accounting principles. The deferred tax liability is principally caused by increased accounts receivable balances which will generate future taxable income.

U.S. IMAGING, INC. AND SUBSIDIARIES AND L.E. RICHEY & ASSOCIATES
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #6
- --------------------------------------------------------------------------------



[12] INCOME TAXES [CONTINUED]

The provision [benefit] for income taxes shown in the combined statements of operations consist of the following:

Current:
   Federal                                                       $      485,355
   State                                                                 42,397
                                                                 --------------

   Total Current                                                        527,753
                                                                 --------------

Deferred:
   Federal                                                              484,290
   State                                                                 62,266
                                                                 --------------

   Total Deferred                                                       546,556
                                                                 --------------

   TOTAL                                                         $    1,074,309
   -----                                                         ==============

L.E. Richey & Associates has elected to be taxed as a sole proprietorship under the provisions of the Internal Revenue Code. Under those provisions, the owner is liable for individual federal and state income taxes on the proprietorship's taxable income. Therefore, no provision for federal and state income taxes is reflected.

[13] LITIGATION

The Company is subject to lawsuits arising in the ordinary course of business. Management after review and consultation with counsel, believes it has meritorious defenses and considers that any potential outcome from these matters would not materially affect the financial position, statement of operations and statement of cash flows of the Company.

[14] NEW AUTHORITATIVE PRONOUNCEMENTS

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial statement note disclosure purposes. The accounting requirements of SFAS No. 123, if adopted by the Partnerships, will be effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

[15] SUBSEQUENT EVENT

On June 4, 1996, the Company entered into an agreement and plan of merger with U.S. Diagnostic Labs Inc. ["USDL"], a public company. Provisions of the agreement state that effective January 1, 1996, all shares of the company stock shall be converted into and represent the right to receive 1,671,000 shares of USDL common stock and $7,000,000 of cash. A portion of the shares issued [671,000] have been placed in escrow and their release is contingent upon the achievement of certain earnings' levels.


                               . . . . . . . . .